Exhibit 10.2

CONVERSION AGREEMENT

November 12, 2010

Sibling Entertainment Group Holdings, Inc.
333 Hudson Street
Suite 207
New York, NY 10013
Attention: Mitchell Maxwell

Re:           SONA 13% Series AA Secured Convertible Debentures, AA-1 Warrants, and AA-2 Warrants

Gentlemen:

The undersigned (the “Holder”), is a party to a Subscription Agreement dated ____________________ (the “Purchase Agreement”) with Sibling Entertainment Group Holdings, Inc. formerly known as Sona Development Corp. (“SIBE”) pursuant to which Holder purchased from SIBE, _____________ Units, at price of $10,000 per Unit, with each unit consisting of (a) a 13% interest bearing secured promissory note in the principal amount of $10,000 (the “Debenture”), (b) a five year warrant to purchase 10,000 shares of SIBE common stock at an exercise price of $1.00 per share (the “AA-1 Warrant”), and (c) a five year warrant to purchase 10,000 shares of SIBE common stock at an exercise price of $2.50 per share (the “AA-2 Warrant”, and together with the Purchase Agreement, the Debenture, and the AA-1 Warrant, are sometimes collectively referred to as the “Debenture Transaction Documents”).

1.            You have informed me that:

(a)        The proceeds from the sale of the debentures were loaned to Sibling Theatricals, Inc. (the “Theatricals Loan”).  The collectability of the Theatricals loan is in doubt.

(b)       SIBE intends to acquire Newco4education, LLC (the “Acquisition”).  SIBE believes that Newco4education, LLC has the management expertise, know-how, and intellectual property that would permit SIBE to manage and operate charter schools.

(c)        The Acquisition is conditioned, among other things, upon:

(i) the conversion of all outstanding Debentures, AA-1 Warrants, and AA-2 Warrants into approximately 1,052,632 shares of Series B Common Stock, having the terms set forth on Exhibit A hereto, and

(ii) the transfer and conveyance of all of SIBE’s interest in the Theatricals Loan to a newly organized limited liability company (the “Company”), pursuant to a Loan Assignment Agreement in substantially the form of Exhibit B hereto for the benefit of the holders of the Debentures and the distribution of the membership interests in the Compnay pro rata to the holders of the Debentures; and

(iii) the execution and delivery by each of the holders of the Debentures of this Agreement.

(d)       The Series B Common Stock issued to the holders of all of the Debentures will convert into 10% of the issued and outstanding common stock on the date of conversion.

2.           Holder hereby irrevocably converts all Debentures, AA-1 Warrants, and AA-2 Warrants registered in the name of Holder into __________________ shares of SIBE’s Series B Common Stock and a ______ % limited liability company membership interest of the Company (collectively, the “Conversion Shares”), effective on the day before the closing of the Acquisition, currently anticipated to be November 30, 2010 (the “Anticipated Closing Date”).  If the closing of the Acquisition occurs after the Anticipated Closing Date, no additional interest shall accrue under the Debentures and no change shall be made in the number of Conversion Shares issued to Holder.

3.           Holder hereby irrevocably accepts delivery of the Conversion Shares in full payment, accord, and satisfaction of the Debentures, the AA-1 Warrants, the AA-2 Warrants, and all obligations of SIBE due Holder under the Debenture Transaction Documents, and any other document or instrument held by Holder.  Holder acknowledges and agrees that upon delivery of the Conversion Shares: (i) SIBE will no longer be indebted to Holder, (ii) any security interest in the assets of SIBE related to the Debentures is released, extinguished, and terminated, (iii) SIBE will have no further obligations to Holder under the Debentures, the AA-1 Warrants, and the AA-2 Warrants, and (iv) that each of the Debenture Transaction Documents will be terminated and of no further force and effect.

4.           Effective upon delivery of the Conversion Shares to Holder, Holder releases, acquits, and forever discharges SIBE, and its past, present, and future officers, directors, partners, agents, employees, attorneys, heirs, successors, assigns, parents, subsidiaries, affiliates, and representatives (collectively, the “Releasees”) of and from any and all actions, causes of action, claims, suits, damages, judgments, and demands whatsoever in law and/or equity, known or unknown, accrued or unaccrued, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, which Holder had, now has, or may later have or claim to have, against the Releasees, or any of them, involving or arising out of any act or failure to act, or any transaction, event, circumstance, occurrence, or state of facts, which existed, occurred, or transpired, or which is alleged to have existed, occurred, or transpired, at any time from the beginning of time through and including the date Holder receives the Conversion Shares, including without limitation, all matters arising out of or related to the offer, sale, and issuance of the Units, the Debenture Transaction Documents, the Theatricals Loan, this Agreement, the Acquisition, and all other matters whatsoever which have or allegedly have occurred or transpired from the beginning of time through and including the date Holder receives the Conversion Shares, excluding only the rights of Holder to receive the Conversion Shares as provided pursuant to this Agreement.

5.           From the date of this Agreement until December 31, 2010, and forever after the delivery of the Conversion Shares, Holder covenants and agrees not to sue the Releasees or any of them with respect to any matter within the scope of the release in this Agreement.  Holder agrees to indemnify each of the Releasees for all costs or expenses, including attorneys’ fees, incurred by such Releasee in the defense of such suit.

6.           Holder agrees to execute and deliver such other documents and instruments to evidence the termination of the obligations of SIBE under the Debentures and the Debenture Transaction Documents, without any additional consideration therefor, as SIBE may reasonably request.

7.           The Conversion Shares being acquired by Holder will be acquired for Holder's own account without the participation of any other person, with the intent of holding the Conversion Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Conversion Shares and not with a view to, or for resale in connection with, any distribution of the Conversion Shares, nor is Holder aware of the existence of any distribution of the Conversion Shares.  Holder has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in SIBE and the Company and of protecting Holder’s interests in connection with this transaction.  Holder recognizes and acknowledges that its investment in SIBE and the Company involves a high degree of risk.  Holder is able to bear the economic risks of the investment in the Conversion Shares, including the risk of a complete loss of Holder's investment therein.  Holder understands and agrees that the Conversion Shares will be issued and sold to Holder without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder.  The Conversion Shares cannot be offered for sale, sold or transferred by Holder other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to Holder’s compliance with such laws.  Holder has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to SIBE and the Company and their respective affairs.  Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933

8.           Holder has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel and investment and tax advisors.  Holder is relying solely on such counsel and advisors and not on any statements or representations of SIBE or the Company or any of its or their representatives or agents, for legal, tax, or investment advice with respect to this Agreement, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.  Holder acknowledges that Krevolin & Horst, LLC are attorneys for Newco4education, LLC and not SIBE, the Company, or Holder..

9.           Holder has full power and authority to execute, deliver, and perform this Agreement without the consent or approval of any other person that has not been obtained on or prior to the date hereof.  This Agreement is the legal, binding, and valid obligation of Holder, enforceable against Holder in accordance with its terms.

10.           This Agreement and the rights of SIBE and Holder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules.  The parties agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia (Atlanta Division) (collectively, the “Permitted Courts”), shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy, and each party irrevocably: (a) consents to the jurisdiction of the Permitted Courts in such actions, (b) agrees not to plead or claim that such litigation brought in the Permitted Courts has been brought in an inconvenient forum, and (c) waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.  In any suit, arbitration, mediation, or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees, and all costs and fees incurred on appeal or in a bankruptcy or similar action.

Holder Name	_____________________________________________________________________
Holder Address:	_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
Holder Telephone:	_____________________________________________________________________
Holder Email Address:

IN WITNESS WHEROF, the undersigned hereby executes and delivers this Agreement as of this __ day of November, 2010.

Holder Signature - Individual

Holder Signature - Entity

By:

Name:

Title:
ACCEPTED this __ day of November, 2010.

Sibling Entertainment Group Holdings, Inc.

By:
Mitchell Maxwell, Chief Executive Officer

EXHIBIT A
TO
CONVERSION AGREEMENT

Certificate of Designation of Series Common Stock

Omitted in Exhibit 10.2

EXHIBIT B
TO
CONVERSION AGREEMENT

Loan Assignment Agreement

Omitted in Exhibit 10.2